Exhibit 32.2
SECTION 1350 CERTIFICATION
          In connection with the Quarterly Report of Retail Ventures, Inc. (the “Company”) on Form 10-Q for the period ending May 5, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James A. McGrady, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
               (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
               (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 12, 2007	/s/ James A. McGrady James A. McGrady Executive Vice President, Chief Financial Officer, Treasurer and Secretary of
Retail Ventures, Inc.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.